Exhibit 3.2
RESTATED CERTIFICATE OF INCORPORATION
OF
REMY INTERNATIONAL, INC.

Remy International, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:
First: The Corporation was incorporated under the name “New Remy Holdco Corp.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 27, 2014.
Second: This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.
Third: This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation’s Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.
Fourth: The text of such Certificate of Incorporation is hereby restated to read in its entirety as follows:
ARTICLE I
NAME
The name of the Corporation is “Remy International, Inc.”
ARTICLE II
REGISTERED AGENT
The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV
CAPITAL STOCK
Section 4.1.    The total number of shares of all classes of stock which the Corporation shall have authority to issue is 280,000,000, consisting of 240,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”), and 40,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Section 4.2 of this Certificate of Incorporation.
Section 4.2.    Subject to the approval by holders of shares of any series of Preferred Stock, to the extent such approval is required, shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which series shall have such distinctive designation and title as shall be fixed by the Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. The Board of Directors is hereby authorized to fix the designation and title for each such series of Preferred Stock, to fix the voting powers, whether full or limited, or no voting powers, and such powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, and to fix the number of shares constituting such series (but not below the number of shares thereof then outstanding), in each case as shall be stated in such resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it.
Section 4.3.    Except as otherwise expressly required by law or provided in this Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Certificate of Incorporation or the Amended and Restated Bylaws of the Corporation (the “Bylaws”), or upon which a vote of stockholders is otherwise duly called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Common Stock standing in such holder’s name on the stock transfer records of the Corporation.
Section 4.4.    Notwithstanding Section 4.3, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment of this Certificate of Incorporation (including any amendment of any Preferred Stock certificate of designations) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class by law, by this Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of such Preferred Stock.
ARTICLE V
DIRECTORS
Section 5.1.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall consist of not less than one nor more than fourteen members with the exact number of directors to be determined from time to time exclusively by resolution adopted by the Board of Directors. The directors, other than those who may be elected by the holders of any series of Preferred Stock as set forth in this Certificate of Incorporation, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors shall be authorized to assign the members of the Board of Directors already in office to such classes effective at the time such classification becomes effective. The term of the initial Class I directors shall terminate on the date of the 2015 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2016 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 2017 annual meeting of stockholders. At each annual meeting of stockholders beginning in 2015, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.
Section 5.2.    If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify for office, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
Any vacancy on the Board of Directors, however resulting, may be filled only by an affirmative vote of the majority of the directors then in office, even if less than a quorum, or by an affirmative vote of the sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.
Section 5.3.    Notwithstanding any of the foregoing provisions, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series (including voting with any other such series), to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation, or the resolution or resolutions adopted by the Board of Directors pursuant to Section 4.2 of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.
ARTICLE VI
BYLAWS
In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation. The affirmative vote of a majority of the directors then in office shall be required in order for the Board to adopt, amend or repeal any Bylaws. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of such Preferred Stock, Bylaws of the Corporation may not be adopted, amended or repealed by the stockholders unless approved by the affirmative vote of holders of two-thirds of the outstanding capital stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally, voting as a single class.
ARTICLE VII
REMOVAL OF DIRECTORS
Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article VII as one class.
ARTICLE VIII
ELECTION OF DIRECTORS
Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless and to the extent the Bylaws so provide.
ARTICLE IX
WRITTEN CONSENT OF STOCKHOLDERS
Any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

ARTICLE X
SPECIAL MEETINGS
Special meetings of the stockholders of the Corporation for any purposes may be called at any time by a majority vote of the Board of Directors or the Chairman of the Board or Chief Executive Officer of the Corporation. Except as required by law or provided by resolutions adopted by the Board of Directors designating the rights, powers and preferences of any Preferred Stock, special meetings of the stockholders of the Corporation may not be called by any other person or persons.
ARTICLE XI
OFFICERS
The officers of the Corporation shall be chosen in such manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.
ARTICLE XII
INDEMNITY
Section 12.1.    Limitation of Personal Liability.
No person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as the same exists or hereafter may be amended. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the liability of directors, then the liability of a director to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended. Any repeal or amendment of this Section 12.1 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 12.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.
Section 12.2.    Indemnification.
(a)    Each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), including, without limitation, proceedings by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred by this Section 12.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition.
(b)    The rights conferred on any Covered Person by this Section 12.2 shall not be exclusive of any other rights which any Covered Person may have or hereafter acquire under law, this Certificate of Incorporation, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
(c)    Any repeal or amendment of this Section 12.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 12.2, will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(d)    This Section 12.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.
ARTICLE XIII
AMENDMENT
The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at any time may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XIII, except as otherwise set forth in Sections 12.1 and 12.2(c) and Article XIV hereof.
ARTICLE XIV
CORPORATE OPPORTUNITIES
To the maximum extent permitted under the DGCL, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its directors who are not employees of the Corporation or any subsidiary (“Outside Directors”), other than any such opportunity expressly presented to an Outside Director in such Outside Director’s capacity as a director of the Corporation; and no such Outside Director shall be liable to the Corporation or its stockholders for breach of any fiduciary or other duty by reason of the fact that such Outside Director personally or on behalf of any other person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries. For purposes of this Article XIV, a director who is the Chairman of the Board of the Corporation shall not be deemed to be an employee of the Corporation solely by reason of holding such position. No amendment or repeal of this Article XIV shall apply to or have any effect on the liability or alleged liability of any Outside Director for or with respect to business opportunities of which such Outside Director becomes aware prior to such amendment or repeal. Any person purchasing or otherwise acquiring any interest in any capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XIV.
ARTICLE XV
FORUM SELECTION
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person purchasing or otherwise acquiring any interest in any capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XV.

IN WITNESS WHEREOF the undersigned officer of the Corporation has executed this certificate on behalf of the Corporation this 30th day of April, 2015.

REMY INTERNATIONAL, INC.

By: /s/ David G. Krall
Name:     David G. Krall

Title:	Senior Vice President and General Counsel